American Funds Mortgage Fund

August 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,455
Class B	$1
Class C	$45
Class F1	$61
Class F2	$147
Total	$1,709
Class 529-A	$118
Class 529-B	$-*
Class 529-C	$11
Class 529-E	$9
Class 529-F1	$62
Class R-1	$1
Class R-2	$4
Class R-2E	$-*
Class R-3	$12
Class R-4	$19
Class R-5	$2
Class R-6	$18,195
Total	$18,433

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.1000
Class B	$0.0300
Class C	$0.0300
Class F1	$0.1000
Class F2	$0.1300
Class 529-A	$0.0900
Class 529-B	$0.0300
Class 529-C	$0.0200
Class 529-E	$0.0700
Class 529-F1	$0.1200
Class R-1	$0.0700
Class R-2	$0.0200
Class R-2E	$0.1200
Class R-3	$0.0700
Class R-4	$0.1100
Class R-5	$0.1300
Class R-6	$0.1400

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	16,015
Class B	31
Class C	1,689
Class F1	969
Class F2	1,123
Total	19,827
Class 529-A	1,299
Class 529-B	6
Class 529-C	474
Class 529-E	119
Class 529-F1	564
Class R-1	21
Class R-2	219
Class R-2E	1
Class R-3	162
Class R-4	176
Class R-5	18
Class R-6	152,000
Total	155,059

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$10.22
Class B	$10.19
Class C	$10.18
Class F1	$10.22
Class F2	$10.22
Class 529-A	$10.21
Class 529-B	$10.17
Class 529-C	$10.17
Class 529-E	$10.21
Class 529-F1	$10.22
Class R-1	$10.19
Class R-2	$10.17
Class R-2E	$10.22
Class R-3	$10.21
Class R-4	$10.22
Class R-5	$10.22
Class R-6	$10.22